Exhibit 10.26
We have entered into three management agreements with Sonesta International Hotels Corporation or its subsidiaries for the non-Retained Hotels which are substantially identical in all material respects. There is one management agreement which covers 6 hotels, and there are two management agreements which each cover a single hotel.

	Trade Name and Street Address	Landlord	Owner	Manager	Service Level
1.	Sonesta Select Phoenix Camelback 2101 East Camelback Road Phoenix, AZ	Service Properties Trust	HPT CY TRS, Inc.	Sonesta International Hotels Corporation	Select
2.	Sonesta ES Suites Wilmington - Newark 240 Chapman Road Newark, DE	HPT IHG-2 Properties Trust	Cambridge TRS, Inc.	Sonesta International Hotels Corporation	Select
3.	Sonesta ES Suites Andover 4 Technology Drive Andover, MA	HPT IHG-2 Properties Trust	Cambridge TRS, Inc.	Sonesta International Hotels Corporation	Select
4.	Sonesta ES Suites Detroit Warren 30120 North Civic Center Blvd. Warren, MI	HPTMI Properties Trust	HPT TRS MRP, Inc.	Sonesta International Hotels Corporation	Select
5.	Sonesta Simply Suites Parsippany Morris Plains 100 Candlewood Drive Morris Plains, NJ	HPT IHG-2 Properties Trust	SVC Morris Plains TRS LLC	Sonesta Morris Plains LLC	Select
6.	Sonesta ES Suites Parsippany Morris Plains 3 Gatehall Drive Parsippany, NJ	HPTMI Properties Trust	SVC Gatehall Drive TRS LLC	Sonesta Gatehall Drive LLC	Select
7.	Sonesta ES Suites Cincinnati - Blue Ash 11401 Reed Hartman Highway Blue Ash, OH	HPT IHG-2 Properties Trust	Cambridge TRS, Inc.	Sonesta International Hotels Corporation	Select
8.	Sonesta ES Suites Charleston 200 Hotel Circle Charleston, WV	HPTMI Properties Trust	HPT TRS MRP, Inc.	Sonesta International Hotels Corporation	Select